Company contacts:
Bob Blair
Investor Relations
949.672.7834
robert.blair@wdc.com

Steve Shattuck
Public Relations
949.672.7817
steve.shattuck@wdc.com

FOR IMMEDIATE RELEASE:

WD® ANNOUNCES ADDITIONAL $1.5 BILLION IN
SHARE REPURCHASE PROGRAM

IRVINE, Calif. — May 21, 2012 — Western Digital Corp. (NYSE: WDC) today announced an increased authorization of $1.5 billion of its common stock under its share repurchase program.

The additional repurchase authorization is effective immediately and extends the program by five years, during which time additional shares can be authorized for repurchase. The amount of purchases will depend on market conditions and corporate considerations. Share repurchases will be made on the open market.

“The decision to increase WD’s stock repurchase program is part of our capital allocation strategy to efficiently deploy cash to shareholders while maintaining strategic flexibility,” said John Coyne, chief executive officer of WD. “We believe that Western Digital’s stock is a compelling investment based on our ability to create additional value for our customers and shareholders in the growth markets we serve.”

As reported in the company’s Form 10-Q filed with the SEC for its third fiscal quarter ended March 31, 2012, as of May 4, 2012, the company had approximately 260 million shares outstanding. The company may suspend or discontinue the stock repurchase program at any time.

About WD

WD, a storage industry pioneer and long-time leader, provides products and services for people and organizations that collect, manage and use digital information. The company designs and produces reliable, high-performance hard drives and solid state drives that keep users’ data accessible and secure from loss. Its storage technologies serve a wide range of host applications including client and enterprise computing, embedded systems and consumer electronics, as well as its own storage systems. Its home entertainment products enable rich engagement with stored digital content.

WD was founded in 1970. The company’s products are marketed to leading OEMs, systems manufacturers, selected resellers and retailers under the Western Digital®, WD® and HGST™ brand names. Visit the Investor section of the company’s website (www.westerndigital.com) to access a variety of financial and investor information.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements concerning the company’s belief that its stock is a compelling investment. These forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including the impact of continued uncertainty and volatility in global economic conditions; supply and demand conditions in the hard drive industry; uncertainties concerning the availability and cost of commodity materials and specialized product components; actions by competitors; unexpected advances in competing technologies; uncertainties related to the development and introduction of products based on new technologies and expansion into new data storage markets; business conditions and growth in the various hard drive markets; pricing trends and fluctuations in average selling prices; and other risks and uncertainties listed in the company’s filings with the Securities and Exchange Commission (the “SEC”), including the company’s recent Form 10-Q filed with the SEC on May 9, 2012, to which your attention is directed. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the company undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances.

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Western Digital, WD and the WD logo are registered trademarks of Western Digital Technologies, Inc. All other trademarks mentioned herein belong to their respective owners.